EXHIBIT 10.3

THE INTERPORE CROSS INTERNATIONAL

1999 CONSULTANTS STOCK OPTION PLAN

Interpore International, Inc., a Delaware corporation, has adopted the 1999 Consultants Stock Option Plan (the “Plan”), effective March 9, 1999, for the benefit of its eligible consultants.

The purposes of this Plan are as follows:

(1) To provide an additional incentive for consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of options with respect to Company stock which recognize such growth, development and financial success.

(2) To enable the Company to obtain and retain the services of key consultants considered essential to the long range success of the Company by offering them an opportunity to own options with respect to Company stock which will reflect the growth, development and financial success of the Company.

ARTICLE I.

DEFINITIONS

1.1. General. Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

1.2. Board. “Board” shall mean the Board of Directors of the Company.

1.3. Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.4. Committee. “Committee” shall mean the Stock Option and Compensation Committee of the Board, or another committee, or a subcommittee of the Board, appointed as provided in Section 6.1.

1.5. Common Stock. “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

1.6. Company. “Company” shall mean Interpore International, Inc., a Delaware corporation.

1.7. Corporate Transaction. “Corporate Transaction” shall mean the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company’s assets or 80% or more of the Company’s then outstanding voting stock or the liquidation or dissolution of the Company.

1.8. Director. “Director” shall mean a member of the Board.

1.9. Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.10. Fair Market Value. “Fair Market Value” of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

1.11. Independent Director. “Independent Director” shall mean a member of the Board who is not an Employee of the Company.

1.12. Option. “Option” shall mean a stock option granted under Article III of this Plan. All Options granted under this Plan shall be Non-Qualified Stock Options. “Non-Qualified Stock Option” shall mean an Option which is not meant to qualify as an “incentive stock option” under Section 422 of the Code.

1.13. Option Agreement. “Option Agreement” shall mean an agreement between the Company and an Optionee that sets forth the terms, conditions and limitations applicable to an Option.

1.14. Optionee. “Optionee” shall mean a consultant granted an Option under this Plan.

1.15. Plan. “Plan” shall mean this Interpore Cross International 1999 Consultants Stock Option Plan.

1.16. QDRO. “QDRO” shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations and rules thereunder.

1.17. Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.18. Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

1.19. Subsidiary. “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.20. Termination of Consultancy. “Termination of Consultancy” shall mean the time when the engagement of an Optionee as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement; but excluding a termination where there is a simultaneous commencement of engagement of the Optionee as a consultant to or employment with the Company or any Subsidiary. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of this Plan, the Company and any Subsidiary has an absolute and unrestricted right to terminate a consultant’s service at any time for any reason whatsoever.

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1. Shares Subject to Plan. The shares of stock subject to Options shall be Common Stock. The aggregate number of such shares which may be issued upon exercise of such Options under the Plan shall not exceed three hundred thousand (300,000). The shares of Common Stock issuable upon exercise of such options may be either previously authorized but unissued shares or treasury shares.

2.2. Add-back of Options. If any Option under this Plan expires or is cancelled without having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, the number of shares subject to such Option but as to which such Option was not exercised or was exercised for cash prior to its expiration, cancellation or exercise may again be optioned hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options which are adjusted pursuant to Section 7.3 and become exercisable with respect to shares of stock of another corporation may again be optioned hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Optionee or withheld by the Company upon the exercise of any Option under this Plan, in payment of the exercise price thereof or withholding taxes thereon, may again be optioned hereunder, subject to the limitations of Section 2.1.

ARTICLE III.

GRANTING OF OPTIONS

3.1. Eligibility. Any consultant who is not an employee of the Company or any Subsidiary and is selected by the Committee pursuant to Section 3.2(a)(i) shall be eligible to be granted an Option.

3.2. Granting of Options.

(a) The Committee shall from time to time, in its sole discretion, and subject to applicable limitations of this Plan:

(i) Determine and select from among the key consultants (including consultants who have previously received Options under this Plan) such of them as in its opinion should be granted Options;

(ii) Determine the number of shares to be subject to such Options granted to the selected key consultants;

(iii) Determine the terms and conditions of such Options, consistent with this Plan.

(b) Upon the selection of a key consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its sole discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to a consultant that the consultant surrender for cancellation some or all of the unexercised options which have been previously granted to him or her under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of such surrendered option, may cover the same (or a lesser or greater) number of shares as such surrendered option, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered option.

ARTICLE IV.

TERMS OF OPTIONS

4.1. Option Agreement. Each Option shall be evidenced by a written Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

4.2. Exercise Price. The price per share of the shares subject to each Option shall be set by the Committee and specified in the Option Agreement; provided, however, that such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

4.3. Option Term. The term of an Option shall be set by the Committee in its sole discretion. The Committee may extend the term of any outstanding Option in connection with any Termination of Consultancy of the Optionee, or amend any other term or condition of such Option relating to such a termination.

4.4. Option Vesting.

(a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at the Optionee’s Termination of Consultancy shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Option Agreement or by action of the Committee following the grant of the Option.

4.5. Consideration. In consideration of the granting of an Option, the Optionee shall agree, in the written Option Agreement, to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company or Subsidiary shall from time to time prescribe. Nothing in the Plan or any Option Agreement shall confer upon any Optionee any right to continue as a consultant for the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever.

ARTICLE V.

EXERCISE OF OPTIONS

5.1. Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option Agreement, a partial exercise be with respect to a minimum number of shares.

5.2. Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

(a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

(b) Such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to transfer agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 7.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee may, in its sole discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee; (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

5.3. Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body which the Committee shall, in its sole discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

5.4. Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

5.5. Ownership and Transfer Restrictions. The Committee, in its sole discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Option Agreement or other agreement between the Company and the holders of such shares and may be referred to on the certificates evidencing such shares.

ARTICLE VI.

ADMINISTRATION

6.1. Compensation Committee. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is (i) a “non-employee director” (as defined by Rule 16b-3) and (ii) to the extent required by the applicable provisions of Rule 16b-3, a “disinterested person” as defined by Rule 16b-3. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

6.2. Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options are granted, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant under this Plan need not be the same with respect to each Optionee. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

6.3. Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

6.4. Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or the

Options and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

7.1. Not Transferable. Options under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such Options have been exercised, or the shares underlying such Options have been issued, and all restrictions applicable to such shares have lapsed. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

During the lifetime of the Optionee only he or she may exercise an Option (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of pursuant to a QDRO, in which case the Option may be exercised only by the transferee. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Option Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

7.2. Amendment, Suspension or Termination of this Plan. Except as otherwise provided in this Section 7.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 7.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan, and no action of the Committee or the Board may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, alter or impair any rights or obligations under any Options theretofore granted, unless the applicable Option Agreement itself otherwise expressly so provides. No Options may be granted during any period of suspension or after termination of this Plan, and in no event may any Option be granted under this Plan after the first to occur of the following events:

(a) The expiration of ten years from the date the Plan is adopted by the Board; or

(b) The expiration of ten years from the date the Plan is approved by the Company’s shareholders under Section 7.4.

7.3. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 7.3(d), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company (including, but not limited to, a Corporate Transaction), issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee’s sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued),

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, and

(iii) the exercise price with respect to any Option.

(b) Subject to Section 7.3(d), in the event of any Corporate Transaction or other transaction or event described in Section 7.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee, in its sole discretion, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee’s request, for either the purchase of any such Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option or realization of the Optionee’s rights had such Option been currently exercisable or the replacement of such Option with other rights or property selected by the Committee;

(ii) In its sole discretion, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

(iii) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (A) Section 4.4 or (B) the provisions of the applicable Option Agreement;

(iv) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event, that upon such event, such Option shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(v) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding Options and Options which may be granted in the future.

(c) Subject to Sections 7.3(d) and 7.8, the Committee may, in its sole discretion, include such further provisions and limitations in any Option Agreement as it may deem equitable and in the best interests of the Company.

(d) No adjustment or action described in this Section 7.3 or in any other provision of the Plan shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the

Option is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Option shall always be rounded to the next whole number.

(e) Notwithstanding the foregoing provisions of this Section 7.3, in the event of any Corporate Transaction the Committee may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such Corporate Transaction each outstanding Option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

7.4. Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s initial adoption of this Plan. Options may be granted prior to such stockholder approval, provided that such Options shall not be exercisable prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options previously granted under this Plan shall thereupon be cancelled and become null and void.

7.5. Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option. The Committee may, in its sole discretion, allow such Optionee to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

7.6. Loans. The Committee may, in its sole discretion, extend one or more loans to key consultants in connection with the exercise of an Option granted under this Plan. The terms and conditions of any such loan shall be set by the Committee.

7.7. Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Options under the Plan consistent with the provisions of the Plan, the Committee shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of Options granted under the Plan, or to require the Optionee to agree by separate written instrument, that (a) any proceeds, gains or other economic benefit actually or constructively received by the Optionee upon any receipt or exercise of the Option or upon the receipt or resale of any Common Stock underlying such Option, must be paid to the Company, and (b) the Option shall terminate and any unexercised portion of such Option (whether or not vested) shall be forfeited, if (i) the Optionee incurs a Termination of Consultancy prior to a specified date, or within a specified time period following receipt or exercise of the Option, or (ii) the Optionee at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee.

7.8. Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, the Plan and any Option granted to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.9. Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees, Directors or consultants of the Company or any Subsidiary or (b) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

7.10. Compliance with Laws. This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and the Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

7.11. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

7.12. Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the state of Delaware without regard to conflicts of laws thereof.